Exhibit 10.2
MetLife Annual Variable Incentive Plan
Effective January 1, 2025

Article 1. Purpose, Effectiveness, and Duration

The MetLife Annual Variable Incentive Plan (“AVIP” or the “Plan”) is an annual cash incentive plan approved by the Company’s Board of Directors. The purpose of AVIP is to provide competitive total compensation opportunities, make a market-aligned portion of total compensation variable based on the Company’s annual business performance and employee performance, and align annual incentive pay with the Company’s annual business results. AVIP shall become effective with respect to performance periods beginning on or after January 1, 2025. AVIP shall remain in effect until terminated pursuant to Article 5 below.

Article 2. Definitions

Whenever used in the Plan, the following terms shall have the meaning set forth below, and when such meaning is intended, the initial letter of the word shall be capitalized.

2.1     “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 (17 C.F.R. Section 240.12b-2) under the Exchange Act, with reference to the Company, and shall also include any corporation, partnership, joint venture, limited liability company, or other entity in which the Company owns, directly or indirectly, at least fifty percent (50%) of the total combined voting power of such corporation or of the capital interest or profits interest of such partnership or other entity.

2.2     “Award” means an AVIP award approved under this Plan.

2.3     “Award Agreement” means either (a) a written agreement entered into by the Company or an Affiliate and a Participant setting forth the terms and provisions applicable to Awards approved under this Plan; or (b) a written statement issued by the Company or an Affiliate to a Participant describing the terms and provisions of such Award. In either case, such writing may take electronic form and need not be signed by the Participant.

2.4     “Board” or “Board of Directors” means the Board of Directors of the Company.

2.5     “Cause” means (a) the willful failure by the Participant to perform substantially the Participant’s duties as an Employee (other than due to physical or mental illness) after reasonable notice to the Participant of such failure, (b) the Participant’s engaging in serious misconduct that is injurious to the Company or any Affiliate in any way, including, but not limited to, by way of damage to their respective reputations or standings in their respective industries, (c) the Participant’s having been convicted of, or having entered a plea of nolo contendere to, a crime that constitutes a felony, or (d) the breach by the Participant of any obligation, written covenant or agreement with the Company or any Affiliate not to disclose or misuse any information pertaining to, or misuse any property of, the Company or any Affiliate or not to compete or interfere with the Company or any Affiliate.

MetLife Annual Variable Incentive Plan
Effective January 1, 2025
2.6     “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

2.7     “Committee” means the committee appointed from time to time by the Board of Directors to administer AVIP, which, as of the effective date of AVIP, is the Compensation Committee.

2.8     “Company” means MetLife, Inc., or any successor thereto.

2.9     “Director” means a member of the Company’s Board of Directors.

2.10     “Employee” means any employee of the Company or an Affiliate. For greater clarity, and without limiting the generality of the foregoing, individuals described in the first sentence of this definition who are foreign nationals or are employed outside of the United States, or both, are Employees and may be approved for Awards on the terms and conditions set forth in AVIP, or on such other terms and conditions as may, in the judgment of the Committee, be necessary or desirable to further the purposes of AVIP.

2.11     “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time, or any successor thereto.

2.12     “Insider” shall mean an individual who is, on the relevant date, an “executive officer,” as defined in Rule 3b-7 (17 C.F.R. Section 240.3b-7) under the Exchange Act, or any successor to such rule under the Exchange Act, as determined by the Company.

2.13     “Participant” means an individual who is an Employee who has been selected to receive an Award.

Article 3. Eligibility

3.1 Eligibility. Subject to the provisions of AVIP, the Committee may from time-to-time approve and determine the terms of Awards to any Employee.

3.2 No Post-Employment Awards. No Award shall be paid to an individual who is not an Employee on the date the Award is payable. The Company or an Affiliate may make a payment in lieu of a payment in respect of an Award to a former Employee. Any such payment to a former Employee will be in the Company’s or an Affiliate’s discretion.

Article 4. Award Terms

4.1 Form of Payment. All Awards approved under AVIP shall, if payable, be payable in cash unless otherwise approved by the Committee. If any such Awards are payable in Company stock, such Awards shall be subject to the terms and conditions of the Company’s stock and incentive plan, which as of the effective date of AVIP, is the MetLife, Inc. 2025 Stock and Incentive Compensation Plan. Awards may be approved by the Committee or the Company’s Chief Executive Officer (“CEO”) may approve awards without an Award Agreement, subject at all times to Article 6.3 below.

MetLife Annual Variable Incentive Plan
Effective January 1, 2025
4.2 Timing of Payment. Subject to deferral payment in accordance with this Article 4.4 below, all Awards approved under AVIP shall, if payable, be paid on or before March 15th of the calendar year following the calendar year with regard to which any performance criteria or other contingencies that pertain to the Award (other than continued employment with the Company or an Affiliate or other contingency related to continued service until the date on which the Award is payable) apply. No Participant or any other person shall have any right to receive any payment of interest or other remedy due to any payment of an Award on a date other than as provided in the immediately preceding sentence.
4.3 Compensation Recoupment. All awards are subject to any Company or Affiliate performance-based and/or incentive compensation clawback or recoupment policy in effect from time to time, including but not limited to the MetLife Policy for the Recoupment of Erroneously Awarded Compensation under the Dodd-Frank Wall Street Reform and Consumer Protection Act.

4.4 Deferrals. Notwithstanding any other provision under the Plan, the Committee may permit or require a Participant to defer such Participant’s receipt of any Award, or payment in consideration of any Award, under the terms of AVIP or another plan. To the extent such deferral is permitted by the Committee under the terms of AVIP rather than another plan, the Committee shall establish rules and procedures for such deferrals as it sees fit, subject at all times to the provisions of Article 7.6 below and applicable tax laws and regulations.

Article 5. Amendment, Termination, and Interpretation

The Board may, at any time and from time to time, alter, amend, modify, suspend, or terminate AVIP in whole or in part.

Article 6. Administration

6.1     General. The Committee shall be responsible for administering the Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee shall be final, conclusive, and binding upon the Participants, the Company, and all other interested parties.

6.2     Authority of the Committee. The Committee shall have full and discretionary power to interpret the terms and the intent of the Plan and any Award, Award Agreement, or other agreement ancillary to or in connection with the Plan, to determine eligibility for Awards, and to adopt such rules, regulations, and guidelines for administering the Plan as the Committee may deem necessary or proper.

MetLife Annual Variable Incentive Plan
Effective January 1, 2025
6.3     Delegation of Authority. The Committee hereby delegates its administrative duties and powers with respect to Awards to the CEO. The CEO may approve and determine the terms of Awards, including any amendment with respect thereto, to anyone who is eligible under AVIP, except for Awards to any Insider, the enterprise’s Chief Risk Officer, or the Company’s Chief Accounting Officer. The CEO may subdelegate any duties and powers of the CEO under AVIP to anyone whom the CEO sees fit and may make such delegation expressly of the assignment of management duties.

Article 7. General Provisions

7.1 Withholding. Any amount payable under AVIP shall be subject to any applicable federal, state, and local taxes, domestic or foreign, that the Company or any Affiliate determines is required by law or regulation to be withheld with respect to any taxable event arising or as a result of AVIP.

7.2 Non-alienation of Benefits. Except as expressly provided, no Participant shall have the power or right to transfer, sell, assign, pledge, charge, hedge, hypothecate, anticipate, or otherwise encumber or dispose of the Participant’s interest under AVIP, and any attempt to do so shall be null and void.

7.3 No Right of Continued Employment. No person shall have any claim or right to be approved an Award, and the approval of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. The approval of an award hereunder, and any future approval of awards under AVIP is entirely voluntary, and at the complete discretion of the Company. Neither the approval of an Award nor any future approval of Awards by the Company shall be deemed to create any obligation to approve any further Awards or shall constitute part of an employment contract with the Company or an Affiliate, whether or not such a reservation is explicitly stated at the time of such an approval.

7.4 Service Relationship. Nothing in AVIP shall interfere with or limit in any way the right of the Company or an Affiliate to terminate any Participant’s employment or other service relationship at any time, nor confer any Participant any right to continue in the capacity in which he or she is employed or otherwise services the Company or an affiliate.

No benefits under AVIP shall constitute part of an employment or other service contract with the Company or an Affiliate and, accordingly, subject to the terms of AVIP.

For purposes of AVIP, unless otherwise provided by the Committee, transfer of employment between the Company and an Affiliate or among affiliates shall not be deemed a termination of employment. The Committee may stipulate the conditions under which a transfer of employment to an entity that is spun-off from the Company or an Affiliate or a vendor to the Company or an Affiliate, if any, shall not be deemed a termination of employment for purposes of this Plan.

7.5 Unfunded Plan. AVIP is an unfunded plan and Participants shall have the status of unsecured creditors of the Company. AVIP is not intended to be subject to the U.S. Employee Retirement Income Security Act of 1974, as amended.

MetLife Annual Variable Incentive Plan
Effective January 1, 2025
7.6 Section 409A. AVIP is intended to provide for payments that are exempt from the provisions of Section 409A of the Code (“Section 409A”) to the maximum extent possible and otherwise to be administered in a manner consistent with the requirements, where applicable, of Section 409A. Where reasonably possible and practicable, AVIP shall be administered in a manner to avoid the imposition on participants of immediate tax recognition and additional taxes pursuant to Section 409A.

Notwithstanding the foregoing, neither the Company, its Affiliates, the Committee nor the Board, nor any of the Company’s or Affiliate’s directors, officers or employees, shall have any liability to any person in the event Section 409A applies to any payment or right under AVIP in a manner that results in adverse tax consequences for the Participant or any of their beneficiaries or transferees. Notwithstanding any provision of AVIP to the contrary, the Board or the Committee may unilaterally amend, modify or terminate AVIP or any right hereunder if the Board or the Committee determines, in its sole and absolute discretion, that such amendment, modification or termination is necessary or advisable to comply with applicable U.S. law, as a result of changes in law or regulation or to avoid the imposition of an additional tax, interest or penalty under Section 409A.

7.7 Governing Law. AVIP and each Award Agreement (if any) shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of AVIP to the substantive law of another jurisdiction.

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